UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Donald Lynch Blvd. Marlborough, MA		01752
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, par value NIS 1.75	LFWD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

The information included below under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07          Submission of Matters to a Vote of Security Holders.

ReWalk Robotics Ltd. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Meeting”) on September 4, 2024. An aggregate of 4,206,883 ordinary shares, or approximately 48.25% of the Company’s 8,719,265 ordinary shares issued and outstanding as of July 24, 2024, the record date for the Meeting, were present or voted at the Meeting, constituting a quorum. The following proposals were voted upon at the Meeting, with the results of such voting as set forth below. Proposals No. 1.a, 1.b, 2 and 7 received the requisite level of approval by shareholders. All other proposals did not receive the requisite level of support. The proposals are described in greater detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on July 29, 2024 (the “Proxy Statement”).

Results of the Meeting

Proposal No. 1.a: To reelect Hadar Levy as a Class I director of the Board, to serve until the 2027 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.

Nominee	For	Against	Abstain	Broker Non-Votes
Hadar Levy	2,134,828	94,075	95,771	1,882,209

Proposal No. 1.b: To reelect Joseph Turk as a Class I director of the Board, to serve until the 2027 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999.

Nominee	For	Against	Abstain	Broker Non-Votes
Joseph Turk	1,975,082	253,505	96,087	1,882,209

Proposal No. 2: To approve the change of the Company’s name to “Lifeward Ltd.” or such similar name as the Board of Directors shall determine and as shall be approved by the Israel Registrar of Companies, and to reflect such new name in an amendment to the Company’s Articles of Association.

For	Against	Abstain
3,735,838	348,312	122,732

Proposal No. 3: To approve the ReWalk Robotics Ltd. 2024 Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
432,879	1,878,893	12,901	1,882,210

Proposal No. 4: To approve the payment to the individual serving as the Company’s Chairperson of the Board from time to time of an annual fee and an annual equity grant (or cash fee in lieu of an equity grant) that are double the amounts received by other directors of the Company from time to time, effective with the date of the Meeting.

For	Against	Abstain	Broker Non-Votes
422,538	1,888,907	13,228	1,882,210

Proposal No. 5: To approve a one-time grant of 28,571 restricted stock units to Larry Jasinski, the Company’s CEO, under the ReWalk Robotics Ltd. 2024 Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
425,885	1,885,574	13,244	1,882,210

Proposal No. 6: To approve changes to the terms of the variable compensation of Larry Jasinski, the Company’s CEO.

For	Against	Abstain	Broker Non-Votes
423,927	1,885,699	15,048	1,882,209

Proposal No. 7: To approve the issuance of equity compensation to Ms. Randel E. Richner, a member of the Board, in connection with the additional consulting services provided by Ms. Richner under the Consulting Agreement with Richner Consultants, LLC, a Delaware company owned by Ms. Richner.

For	Against	Abstain	Broker Non-Votes
1,808,542	426,823	89,308	1,882,210

Proposal No. 8: To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2024 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

For	Against	Abstain
4,002,140	171,062	33,679

Proposal No. 9: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, pursuant to Item 402 of Regulation S-K of the SEC, including the compensation tables and accompanying narrative disclosures.

For	Against	Abstain	Broker Non-Votes
425,135	1,884,827	14,711	1,882,210

With regard to Proposal No. 9, the Compensation Committee of the Board takes note of the results of the advisory “say-on-pay” proposal and expects to consider these results and feedback received from the Company’s shareholders among the factors considered in connection with setting the compensation of the Company’s named executive officers.

Item 8.01          Other Events.

As previously disclosed, on June 27, 2024, Jeff Dykan, who served as a Class I director of the Board of the Company and chairperson of the Board, notified the Board that he will retire and not stand for reelection at the Meeting. The departure of Mr. Jeff Dykan from the Board became effective immediately upon closing of the Meeting.

In addition, as previously disclosed, on June 27, 2024, the Board approved the appointment of Joseph Turk as chairperson of the Board, effective as of the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

By:	/s/ Michael Lawless
Name:	Michael Lawless
Title:	Chief Financial Officer

Dated: September 4, 2024